                                                                    EXHIBIT 99.1


(O'CHARLEY'S INC. LOGO)                                            (FORBES LOGO)


NEWS RELEASE


CONTACT:   A. Chad Fitzhugh
           Chief Financial Officer
           (615) 782-8818



                 O'CHARLEY'S INC. REPORTS SECOND QUARTER RESULTS


NASHVILLE, Tenn. (August 8, 2003) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today reported revenues and earnings per share for the 12-week and 28-week periods ended July 13, 2003.

O'Charley's Inc. Financial and Operational Highlights

         For the 12-week period ended July 13, 2003, earnings per diluted share were $0.27 compared with $0.30 per share in the 12-week period ended July 14, 2002. Revenues in the second quarter increased 55.6% to $179.2 million from $115.1 million in the prior-year period. Net earnings for the second quarter increased 2.3% to $6.1 million compared with $6.0 million in the second quarter of 2002.

         Earnings per diluted share for the 28 weeks ended July 13, 2003, were $0.68 compared with earnings before cumulative effect of change in accounting principle of $0.71 per diluted share for the 28 weeks ended July 14, 2002. Revenues rose 48.9% to $394.3 million from $264.8 million in the prior-year period. Net earnings increased 7.0% to $15.0 million from earnings before the cumulative effect of a change in accounting principle of $14.0 million in the prior-year period. The Company incurred an after-tax charge of $6.1 million, or $0.31 per diluted share, which was recorded as a cumulative effect of a change in accounting principle as of the beginning of fiscal 2002 for the goodwill related to the purchase in May 2000 of the Stoney River concept. For the 28 weeks ended July 14, 2002, the Company reported net earnings of $7.9 million, or $0.40 per diluted share.

         Gregory L. Burns, chairman and chief executive officer, said, "The financial and operating results for the second quarter and year-to-date periods are not up to our standards. Given that we have a consistent history of same store sales increases, we are quite frankly unaccustomed to this level of performance. The decline in traffic and comparable restaurant sales at our O'Charley's restaurants is clearly the main reason behind our lower-than-expected results and is unacceptable to us. We are addressing this recent sales performance in a proactive manner with specific sales building initiatives.

         "Our disappointment with the results from O'Charley's is tempered by the solid results of the Ninety Nine and Stoney River concepts this quarter. We are very pleased with the performance of Ninety Nine and have begun to see many of the benefits we envisioned when we acquired this great concept earlier this year."


                                     -MORE-


            3038 Sidco Drive - Nashville, TN 37204 - (615) 256-8500

CHUX Reports Second Quarter Results
Page 2
August 8, 2003



O'Charley's Restaurants

         Restaurant sales for O'Charley's increased 10.3% to $121.9 million for the second quarter, reflecting the addition of a net 26 new stores over the past 12 months offset by a 2.6% decline in comparable restaurant sales. Comparable restaurant sales for the first 28 weeks were down 2.3% when compared with the prior-year period. Eight new O'Charley's restaurants opened during the second quarter and two opened to date in the third quarter of 2003, bringing the total number of O'Charley's restaurants to 201.

         Mr. Burns added, "Despite the recent sales trends, O'Charley's is a strong concept with many great attributes and a broad customer base as evidenced by our high average unit volumes. Everything that we know today indicates that this concept can be a 700-plus-unit system. Our management team is committed to executing a disciplined growth plan to reach this goal."

Ninety Nine Restaurant & Pub Restaurants

         Restaurant sales for Ninety Nine were $51.1 million for the second quarter. Comparable restaurant sales for the second quarter were up 0.8% compared with the prior-year period. Comparable store sales for the period January 27, 2003, (the date the Company acquired Ninety Nine) to July 13, 2003, were up 0.6% compared with the same period a year ago. The Company's year-to-date consolidated results for 2003 include the results of operations of Ninety Nine for the period subsequent to January 27, 2003. Two new Ninety Nine restaurants opened in the second quarter, and one opened in Albany, New York, to date in the third quarter, bringing the total to 83 Ninety Nine restaurants.

         Mr. Burns stated, "The continued performance of the Ninety Nine concept was a positive for us in an otherwise tough quarter. Ninety Nine executed well on its store development and operations during the second quarter, resulting in accretion to earnings. Management and hourly turnover remained at low, industry-leading levels, and new-store performance has exceeded our plan. The integration of Ninety Nine continues to proceed smoothly, and the sharing of best practices as a result of this integration will have positive long-term effects on many aspects of our operations. On the development front, we are excited about Ninety Nine's entry into eastern New York this month, its newest market and seventh state."

Stoney River Legendary Steaks Restaurants

         Second quarter sales for Stoney River Legendary Steaks increased 49.9% to $5.0 million. Comparable restaurant sales increased 0.1% on a base of three stores for the second quarter and are down 3.2% for the year-to-date period. Mr. Burns added, "Average unit volumes are improving, indicating that we continue to execute this concept well. As expected, the Company did not open any Stoney River restaurants during the quarter."

Outlook

         The Company stated that it expects to report net earnings per diluted share of approximately $0.21 to $0.24 for the third quarter ending October 5, 2003. These projected results for the third quarter assume comparable restaurant sales declines of 4% to 5% for the O'Charley's concept, which is consistent with the trends in the last few weeks of the second quarter and to date in the third quarter; the estimated additional costs associated with the implemented and planned sales building initiatives for the O'Charley's concept; six additional O'Charley's restaurants; 1% to 2% comparable restaurant sales increases for the Ninety Nine concept; and three new Ninety Nine restaurants.



                                     -MORE-

CHUX Reports Second Quarter Results
Page 3
August 8, 2003



         The Company stated that it expects to report net earnings per share for fiscal 2003 of approximately $1.16 to $1.20. This estimate is based upon comparable restaurant sales declines of 3% to 4% for the O'Charley's concept and approximately 26 new O'Charley's restaurants; comparable restaurant sales results that are 1% to 2% above the prior year for the Ninety Nine concept and approximately 10 new Ninety Nine restaurants; the investment associated with an improved benefits program for hourly co-workers at the O'Charley's concept; and approximately $2.0 million in additional costs associated with sales building initiatives for the O'Charley's concept in the third and fourth quarters.

Investor Conference Call and Web Simulcast

         O'Charley's Inc. will conduct a conference call on its second quarter earnings release on August 8, 2003, at 11:00 a.m. EDT. The number to call for this interactive teleconference is (719) 457-2629. A replay of the conference call will be available until August 15, 2003, by dialing (719) 457-0820 and entering the passcode, 741455.

         The Company will also provide an on-line Web simulcast and rebroadcast of the conference call. The live broadcast of O'Charley's quarterly conference call will be available on-line at the Company's Website at www.ocharleys.com, as well as www.streetevents.com, www.companyboardroom.com and www.vcall.com on August 8, 2003, beginning at 11:00 a.m. EDT. The on-line replay will follow shortly after the call and continue until August 22, 2003.

         O'Charley's Inc. operates 201 O'Charley's restaurants in 16 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood, chicken that is always fresh and never frozen, homemade yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub in 83 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to successfully implement sales building initiatives at the O'Charley's concept and increase comparable store sales; the ability to successfully integrate the Ninety Nine Restaurant & Pub acquisition; the possible adverse effect that the war with Iraq or other hostilities may have on our results of operations; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; and the effect that any increases in food, labor and other expenses, including those associated with the sales building initiatives, may have on our results of operations; and the other risks described in the Company's Annual Report on Form 10-K/A Amendment No. 1 for the fiscal year ended December 29, 2002, under the caption "Forward-looking Statements/Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



                                     -MORE-

CHUX Reports Second Quarter Results
Page 4
August 8, 2003


                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                 12 WEEKS ENDED JULY 13, 2003 AND JULY 14, 2002

                                                                        2003                        2002
                                                               --------------------        --------------------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
      Restaurant sales                                         $178,011       99.3%        $113,906       98.9%
      Commissary sales                                            1,203        0.7%           1,235        1.1%
                                                               --------------------        --------------------
                                                                179,214      100.0%         115,141      100.0%
Costs and Expenses:
      Cost of restaurant sales:
        Cost of food and beverage                                51,359       28.9%          32,678       28.7%
        Payroll and benefits                                     59,082       33.2%          35,687       31.3%
        Restaurant operating costs                               32,054       18.0%          19,494       17.1%
      Cost of commissary sales                                    1,131        0.6%           1,152        1.0%
      Advertising, general and administrative expenses           12,663        7.1%           8,573        7.4%
      Depreciation and amortization                               8,647        4.8%           5,961        5.2%
      Preopening costs                                            1,574        0.9%           1,150        1.0%
                                                               --------------------        --------------------
                                                                166,510       92.9%         104,695       90.9%

Income from Operations                                           12,704        7.1%          10,446        9.1%

Other (Income) Expense:
      Interest expense, net                                       3,413        1.9%           1,264        1.1%
      Other, net                                                    (80)       0.0%              25        0.0%
                                                               --------------------        --------------------
                                                                  3,333        1.9%           1,289        1.1%
                                                               --------------------        --------------------

Earnings Before Income Taxes                                      9,371        5.2%           9,157        8.0%
Income Taxes                                                      3,256        1.8%           3,182        2.8%
                                                               --------------------        --------------------
Net Earnings                                                   $  6,115        3.4%        $  5,975        5.2%
                                                               ====================        ====================

Basic Earnings per Share:
      Earnings per Common Share                                $   0.28                    $   0.32
                                                               ========                    ========
      Weighted Average Common Shares Outstanding                 21,803                      18,685
                                                               ========                    ========

Diluted Earnings per Share:
      Earnings per Common Share                                $   0.27                    $   0.30
                                                               ========                    ========
      Weighted Average Common Shares Outstanding                 22,733                      19,952
                                                               ========                    ========


                                     -MORE-

CHUX Reports Second Quarter Results
Page 5
August 8, 2003



                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                 28 WEEKS ENDED JULY 13, 2003 AND JULY 14, 2002

                                                                              2003                       2002
                                                                     --------------------       ---------------------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
      Restaurant sales                                               $391,293       99.2%       $262,126        99.0%
      Commissary sales                                                  3,005        0.8%          2,647         1.0%
                                                                     --------------------       ---------------------
                                                                      394,298      100.0%        264,773       100.0%
Costs and Expenses:
      Cost of restaurant sales:
        Cost of food and beverage                                     110,840       28.3%         75,857        28.9%
        Payroll and benefits                                          128,284       32.8%         82,178        31.4%
        Restaurant operating costs                                     70,687       18.1%         44,233        16.9%
      Cost of commissary sales                                          2,823        0.7%          2,474         0.9%
      Advertising, general and administrative expenses                 29,061        7.4%         19,366         7.3%
      Depreciation and amortization                                    18,606        4.7%         13,324         5.0%
      Preopening costs                                                  3,956        1.0%          2,949         1.1%
                                                                     --------------------       ---------------------
                                                                      364,257       92.4%        240,381        90.8%
                                                                     --------------------       ---------------------

Income from Operations                                                 30,041        7.6%         24,392         9.2%

Other (Income) Expense:
      Interest expense, net                                             7,161        1.8%          2,984         1.1%
      Other, net                                                         (123)       0.0%            (98)        0.0%
                                                                     --------------------       ---------------------
                                                                        7,038        1.8%          2,886         1.1%
                                                                     --------------------       ---------------------

Earnings Before Income Taxes                                           23,003        5.8%         21,506         8.1%
Income Taxes                                                            7,994        2.0%          7,473         2.8%
                                                                     --------------------       ---------------------
Earnings Before Cumulative Effect of
      Change in Accounting Principle                                   15,009        3.8%         14,033         5.3%
Cumulative Effect of Change in
      Accounting Principle, net                                            --        0.0%         (6,123)       -2.3%
                                                                     --------------------       ---------------------
Net Earnings                                                         $ 15,009        3.8%       $  7,910         3.0%
                                                                     ====================       =====================

Basic Earnings per Share:
      Earnings Before Cumulative Effect of
        Change in Accounting Principle                               $   0.71                   $   0.75
      Cumulative Effect of Change in
        Accounting Principle, net                                          --                      (0.33)
                                                                     --------                   --------
      Net Earnings                                                   $   0.71                   $   0.43
                                                                     ========                   ========
      Weighted Average Shares Outstanding                              21,227                     18,600
                                                                     ========                   ========

Diluted Earnings per Share:
      Earnings Before Cumulative Effect of
        Change in Accounting Principle                               $   0.68                   $   0.71
      Cumulative Effect of Change in
        Accounting Principle, net                                          --                      (0.31)
                                                                     --------                   --------
      Net Earnings                                                   $   0.68                   $   0.40
                                                                     ========                   ========
      Weighted Average Shares Outstanding                              22,210                     19,824
                                                                     ========                   ========


                                     -MORE-

CHUX Reports Second Quarter Results
Page 6
August 8, 2003



                                O'CHARLEY'S INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                     AT JULY 13, 2003 AND DECEMBER 29, 2002

                                                             2003         2002
                                                           --------     --------
                                                               (IN THOUSANDS)
Cash                                                       $  5,961     $  8,311
Other current assets                                         41,975       32,593
Property and equipment, net                                 458,741      381,553
Goodwill and other intangible assets                        117,443           --
Other assets                                                 13,591        6,334
                                                           --------     --------
      Total assets                                         $637,711     $428,791
                                                           ========     ========

Current liabilities                                        $ 82,729     $ 62,321
Deferred income taxes                                         9,511        7,796
Long-term debt                                              207,654       98,164
Capitalized lease obligations                                36,007       25,923
Other liabilities                                             7,466        4,623
Shareholders' equity                                        294,344      229,964
                                                           --------     --------
       Total liabilities and shareholders' equity          $637,711     $428,791
                                                           ========     ========




                                     -END-